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                                                                   Exhibit i(2)


                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                             main 410.580.3000  fax 410.580.3001







                                 August 13, 2003




SALOMON BROTHERS SERIES FUNDS INC
125 Broad Street
New York, New York 10004

         Re:  Registration Statement on Form N-1A
              -----------------------------------

Ladies and Gentlemen:

         We served as special Maryland counsel to Salomon Brothers Series Funds Inc, a Maryland corporation (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Fund of up to 142,857,144 shares of Sub-Class Y of Class H capital stock, par value $.001 per share (the "Shares"), pursuant to a registration statement on Form N-1A, as amended by Post-Effective Amendment Nos. 38 and 40 (File Nos. 33-34423 and 811-06087) (the "Registration Statement"). This opinion is being furnished in connection with the filing of the Registration Statement.

         In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Charter of the Fund, as amended, corrected, and supplemented on the date hereof (the "Charter"), certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT").

                  (b) The By-Laws of the Fund, as amended and restated and in effect on the date hereof.

                  (c) The Registration Statement.

                  (d) Certified resolutions (the "Resolutions") of the Board of Directors of the Fund relating to (i) the authorization of the issuance of the Shares, and (ii) the authorization of the Registration Statement and the transactions contemplated thereby.

                  (e) A short-form Good Standing Certificate for the Fund, dated a recent date, issued by the MSDAT.


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                                              SALOMON BROTHERS SERIES FUNDS INC.
                                                                August 13, 2003
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                  (f) An Officer's Certificate of the Fund, dated as of the date hereof, as to certain factual matters (the "Certificate").

                  (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein. Nothing has come to our attention that leads us to believe that any factual representation made in the Certificate is not correct. We have also assumed, without independent investigation, that the Shares will be issued in accordance with the terms of the Resolutions authorizing their issuance.

         Based upon and subject to the foregoing, subject to the additional assumptions, qualifications and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

                  1. The Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

                  2. The Shares have been duly authorized, and, when issued, sold, paid for and delivered as contemplated in the Registration Statement and in the Resolutions, will constitute validly issued, fully paid and nonassessable shares.

         In addition to the qualifications set forth above, the opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

                  (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

                  (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the



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                                              SALOMON BROTHERS SERIES FUNDS INC.
                                                                August 13, 2003
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         extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

                  (c) We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  (d) We assume that the issuance of the Shares will not result in the Fund issuing shares in excess of the number of shares of such class authorized by the Charter at the time of issuance of the Shares.

                  (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion is solely for your use in connection with the Registration Statement and may not be relied on by any other person or in any other connection without our prior written approval; provided, however, that Simpson Thacher & Bartlett LLP may rely on this opinion in connection with its opinions delivered in connection with the Registration Statement and the transactions contemplated therein.

                                                     Very truly yours,

                                                     /s/ Piper Rudnick LLP